Exhibit 4.6

FIRST PHOSPHATE CORP.

PRIVATE PLACEMENT OF UNITS

SUBSCRIPTION AGREEMENT

INSTRUCTIONS

1.	Complete and sign the Execution Page (which follows this cover page) of the Subscription Agreement.

2.	Complete and sign Exhibit 1 (Particulars of the Subscriber Form).

3.	Other than U.S. Purchasers, if you are purchasing for an acquisition cost of less than $150,000 and are not purchasing under the “Family, Friends and Business Associates” exemption, complete and sign Exhibit 2 (Representation Letter for Accredited Investors) and initial next to the appropriate category in Appendix A and, as the case may be, in Appendix A1 and Appendix A2.

4.	If you are purchasing under the “Family, Friends and Business Associates” exemption, complete, sign and initial Exhibit 3 and Appendix B.

5.	If you are a Subscriber resident in the United States (a “U.S. Purchaser”), complete and execute the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule D.

Deliver a completed and executed copy of this Subscription Agreement, with all applicable Schedules and Exhibits, to:

subs@firstphosphate.com

METHOD OF PAYMENT

Provide payment of the purchase price in Canadian dollars by wire transfer to First Phosphate Corp. at:

Bank:	Royal Bank of Canada
200 Bay Street
Toronto, Ontario, Canada, M5J 2J5
Bank #:	003
Transit #:	00002
Beneficiary Account #:	1299221
Beneficiary’s Name:	First Phosphate Corp.
Beneficiary’s Address:	1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

SUBSCRIPTION FOR UNITS

TO: First Phosphate Corp. (the “Corporation”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation set forth below (each, a “Unit”) at a price of $0.70 per Unit, for the aggregate subscription price set forth below, upon and subject to the terms and conditions set forth in Schedule A - “Terms and Conditions of Subscription” attached hereto (together with this page and the attached Exhibits and Schedules, the “Subscription Agreement”) which are summarized in the term sheet a copy of which is attached hereto as Exhibit 4 (the “Term Sheet”). Each Unit shall consist of (i) one common share in the capital of the Corporation (each a “Share”), and (ii) one half of one common share purchase warrant of the Corporation (each whole, a “Warrant”). Each whole Warrant shall entitle the holder thereof to acquire one common share (each a “Warrant Share”) in the capital of the Corporation at a price of $1.25 for 36 months following the Closing Date (as defined herein), subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter).

(Name of Subscriber - please print)

(Signature of Subscriber or authorized Signatory)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber’s Address)

(Subscriber’s Address)

(Telephone Number)	(E-Mail Address)

Number of Units ($0.70 per Unit): ________

Aggregate Subscription Price: ______________

If the Subscriber is signing as agent for a principal, complete the following and ensure that the applicable Exhibit(s) are completed on behalf of such principal (the “Disclosed Principal”), UNLESS the Subscriber is deemed to be purchasing as a principal under National Instrument 45-106 by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by a trust company or trust corporation; or (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in National Instrument 45-106:

(Name of Disclosed Principal)

(Disclosed Principal’s Address)

Register the Securities as set forth below:

☐ Same as above (otherwise complete below)

(Name)

(Account reference, if applicable)

(Address)

(Address)

Deliver the Securities as set forth below:

☐ Same as Registered Address (otherwise complete below)

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

_________________________, 2023

FIRST PHOSPHATE CORP.

By:
Authorized Signing Officer

EXHIBIT 1

PARTICULARS OF THE SUBSCRIBER FORM

Present Ownership of Common Shares		Status
The Subscriber either [CHECK APPROPRIATE ITEM]:		[CHECK APPROPRIATE ITEM]:

_____	owns directly or indirectly, or exercises control or direction over, NO common shares in the capital stock of the Corporation or securities convertible into common shares in the capital stock of the Corporation (excluding the securities subscribed for herein); or	State whether Subscriber is an Insider (as defined herein) of the Corporation: Yes ☐ No ☐

_____	owns directly or indirectly, or exercises control or direction over, _______________ common shares in the capital stock of the Corporation and convertible securities entitling the Subscriber to acquire an additional _______________ common shares in the capital stock of the Corporation (excluding the securities subscribed for herein).	State whether the Subscriber is a Related Person (as defined herein) of the Corporation: Yes ☐ No ☐ State whether Subscriber is a Registrant (as defined herein): Yes ☐ No ☐

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER TO THE SCHEDULE B – DEFINITIONS.

3.

EXHIBIT 2

REPRESENTATION LETTER FOR ACCREDITED INVESTORS

TO: First Phosphate Corp. (the “Corporation”)

In connection with the subscription for securities by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber”), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is resident in or otherwise subject to the securities laws of one of the provinces of Canada;

2.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is purchasing the securities as principal for its own account not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the securities;

3.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, is an “accredited investor” within the meaning of National Instrument 45-106 by virtue of satisfying one or more of the indicated categories as set out in Appendix A to this Representation Letter;

4.	The Subscriber, or each disclosed principal, if any, for whom the Subscriber is acting, has not been provided with any offering memorandum in connection with the purchase of the securities of the Corporation, other than the investor presentation dated March 27, 2023 provided to the Subscriber in connection with the Offering; and

5.	The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in category (m) of the attached Appendix A of this Exhibit 2.

Dated: _________________________, 2023

Print name of Subscriber (If Subscriber is a corporation, print name of corporation)

By:
Signature

If Subscriber is a corporation, print name of Authorized Signing Officer

If Subscriber is a corporation, print title of Authorized Signing Officer

IMPORTANT: PLEASE INITIAL THE CATEGORY OR CATEGORIES
IN APPENDIX A ON THE NEXT PAGE THAT DESCRIBES YOU

The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in the Subscription Agreement or in this this Representation Letter which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

4.

APPENDIX A

TO EXHIBIT 2

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor means:

______Category (a)	except in Ontario, a Canadian financial institution, or a Schedule III bank*
______Category (b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)*
______Category (c)	except in Ontario, a subsidiary of any person referred to in Category (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary*
______Category (d)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations **
______Category (e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in Category (d)
______Category (e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)
______Category (f)	except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada*
______Category (g)	except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montreal or an intermunicipal management board in Québec*
______Category (h)	except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government*
______Category (i)	except in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada*
______Category (j)	an individual who, either alone or with a spouse, beneficially owns, financial assets  having an aggregate realizable value that before taxes, but net of any related liabilities‚, exceeds $1,000,000
IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.
☐ If applicable, by checking this box, the Subscriber confirms that s/he has discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of the financial assets test and asked questions to confirm that the Subscriber either alone or with a spouse met such threshold.
______Category (j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities ‚, exceeds $5,000,000

5.

______Category (k)	an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year
IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.
☐ If applicable, by checking this box, the Subscriber confirms that s/he discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of the net income before taxes and asked questions to confirm that the Subscriber either alone or with a spouse met such threshold.
______Category (l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000
IF THE SUBSCRIBER INITIALS THIS CATEGORY, IT MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS APPENDIX A1 AND APPENDIX A2 INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE TO VERIFY YOUR STATUS AS AN ACCREDITED INVESTOR.
☐ If applicable, by checking this box, the Subscriber confirms that s/he discussed this investment with the salesperson identified on Appendix A1 hereof and such salesperson explained the calculation of financial assets before taxes and net of any related liabilities and asked questions to confirm that the Subscriber met such threshold.
______Category (m)	a person, (including a corporate entity) other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements
______Category (n)	an investment fund that distributes or has distributed its securities only to
(a) a person that is or was an accredited investor at the time of the distribution;
(b) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of National Instrument 45-106 [Minimum amount investment], or 2.19 of National Instrument 45-106 [Additional investment in investment funds]; or
(c) a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 of National Instrument 45-106 [Investment fund reinvestment]
______Category (o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt
______Category (p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be
______Category (q)	a person (including a corporate entity) acting on behalf of a fully managed ƒ account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction
______Category (r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded
______Category (s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories (a) to (d) or Category (i) in form and function
______Category (t)	a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors

6.

______Category (u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser
______Category (v)	a person (including a corporate entity) that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor
______Category (w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse

All monetary references are in Canadian dollars.

The Corporation may follow up with the Subscriber in order to verify their accredited investor status by obtaining further information in order satisfy the Corporation’s obligations under applicable securities laws.

	For the purposes of National Instrument 45-106 and this Certificate, the term “financial assets” means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

The value of the Subscriber’s personal residence or other real estate is not included in the calculations of financial assets. These financial assets are generally liquid or relatively easy to liquidate.

‚	For the purposes of National Instrument 45-106 and this Certificate, the term “related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

ƒ	For the purposes of National Instrument 45-106 and this Certificate, the term “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

*	If the Subscriber has selected this category, and the Subscriber is an Ontario resident or otherwise subject to the laws of Ontario for the purposes of her/his/its subscription of securities in this agreement, then the Subscriber must request from the Corporation an accredited investor certificate applicable to such Subscriber, and complete and sign such requested certificate and provide the same to the Corporation.

**	For the purposes of this Certificate, “regulations” means the regulations made under the Securities Act (Ontario) and, unless the context otherwise indicates, includes the rules made under section 143 of said Act and orders, rulings and policies listed in the Schedule to said Act.

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER TO THE

SCHEDULE B – DEFINITIONS.

7.

APPENDIX A1

INDIVIDUAL ACCREDITED INVESTOR

RISK ACKNOWLEDGEMENT FORM

WARNING! This investment is risky. Do not invest unless you can afford to lose your entire investment.

Section 1 – TO BE COMPLETED BY THE CORPORATION OR SELLING SECURITY HOLDER
1. About your investment
Type of Securities: Units (each consisting of one Share and one half of one Warrant)	Issuer: First Phosphate Corp. (the “Corporation”)
Purchased from: First Phosphate Corp.
Section 2 to 4 – TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss – You could lose your entire investment of $ ___________ [Insert total dollar amount of the Investment]
Liquidity risk – You may not be able to sell your investments quickly – or at all.
Lack of information – You may receive little or no information about your investment
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials
● Your net income before taxes was more than $200,000 in each of the two (2) most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the two (2) most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print):
Signature:
Date:

8.

Section 5 – TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instructions: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Corporation or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):
Section 6 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

British Columbia

First Phosphate Corp.

1055 West Georgia Street

1500 Royal Centre, P.O. Box 11117

Vancouver, British Columbia V6E 4N7

Québec

First Phosphate Corp.

1000 Rue Sherbrooke Ouest #2700

Montréal, Québec H3A 3G4

Bennett Kurtz, CFO & Director

Telephone: 416 200-0657

Email: bennett@firstphosphate.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

9.

APPENDIX A2

INDIVIDUAL ACCREDITED INVESTOR QUESTIONNAIRE

THIS APPENDIX A2 IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN OF THE DEFINITION OF “ACCREDITED INVESTOR”.

Unless otherwise defined, all capitalized terms not otherwise defined in this Appendix A2 shall have the meaning ascribed to such terms in the Subscription Agreement to which this Appendix is attached.

I understand that in order to be accepted as an “accredited investor” under categories (j), (k) OR (l) of the definition of “accredited investor” in National Instrument 45-106, I must satisfy certain of the following criteria. The undersigned hereby represents and warrants to the Corporation as follows:

1. Personal Data.

Name:_______________________________________________________________________________

Telephone:___________________________________________________________________________

Residence Address:________________________________________________________________________

2. Definitions. Please review the following definitions prior to completing the information below:

a)	“financial assets” means cash, securities or a contract of insurance, a deposit or evidence of deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets.

b)	“related liabilities” means: (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or (ii) liabilities that are secured by financial assets.

c)	“net assets” means all of the purchaser’s total assets minus all of the purchaser’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security.

3. Net income test. Please answer the following questions concerning your net income (see definition above) by marking the appropriate box.

3.1 My annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	My annual net income before taxes (all sources) for the most recent calendar year is:	My annual net income before taxes (all sources) for the prior calendar year is:	My annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is:
	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

10.

3.2         My spouse’s annual net income before taxes (all sources) for the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	My spouse’s annual net income before taxes (all sources) for the most recent calendar year is:	My spouse’s annual net income before taxes (all sources) for the prior calendar year is:	My spouse’s annual net income before taxes (all sources) that I reasonably expect to earn in the current calendar year is:
	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

3.3          The annual net income before taxes (all sources) for my spouse and me during the applicable periods of time are set out below. Please tick the appropriate net income range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Net income ranges	The annual net income before taxes (all sources) for the most recent calendar year of my spouse and me is:	The annual net income before taxes (all sources) for the prior calendar year of my spouse and me is:	The annual net income before taxes (all sources) that my spouse and I reasonably expect to earn in the current calendar year is:
	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $49,999
$50,000-$99,999
$100,000-$149,999
$150,000-$199,999
$200,000 -$299,999
$300,000-$399,999
$400,000-$499,999
$500,000+

11.

4.       Financial Assets Test. Please answer the following questions concerning your “financial assets” (see definition above) by marking the appropriate box.

4.1     I and/or my spouse beneficially own financial assets having an aggregate realizable value that, before taxes, net of any related liabilities are as set out below. Please tick the appropriate financial asset range excluding taxes from all sources in each of A, B and C below.

	A.	B.	C.
Financial asset ranges	My financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	My spouse’s financial assets have an aggregate realizable value that, before taxes, net of any related liabilities are: (tick the appropriate box below)	The financial assets of my spouse and I have an aggregate realizable value that, before taxes, and net of any related liabilities are: (tick the appropriate box below)
LESS THAN $249,999
$250,000-$499,999
$500,000-$999,999
$1,000,000+

4.2          For the purposes of this Section 4:

(a)	do you and/or your spouse have:

(i)	physical or constructive possession or evidence of ownership of your financial assets?

☐ Yes	☐ No

(ii)	any entitlement to the receipt of any income generated by the financial assets?

☐ Yes	☐ No

(iii)	any risk of loss of the value of the financial assets?

☐ Yes	☐ No

12.

(iv)	the ability to dispose of the financial assets or otherwise deal with the financial assets as you and/or your spouse sees fit?

☐ Yes	☐ No

(b)	did you exclude the value of any real estate owned by you and/or your spouse in the calculation of financial assets, such as your principal residence and/or cottage?

☐ Yes	☐ No

(c)	did you exclude any related liabilities in connection with the (i) cash, (ii) securities or a (iii) contract of insurance (i.e., the cash surrender value only), deposit or an evidence of deposit that is not a securities under securities legislation?

☐ Yes	☐ No

5.           $5,000,000 Net Asset Test. I and/or my spouse have net assets as set out below. Please tick the appropriate net asset range in each of A, B and C below.

	A.	B.	C.
Net asset ranges	My total net assets are:	My spouses’ net assets are:	The aggregate net assets of my spouse and I are:

	(tick the appropriate box below)	(tick the appropriate box below)	(tick the appropriate box below)
LESS THAN $499,999
$500,000-$999,999
$1,000,000-$2,999,999
$3,000,000-$4,999,999
$5,000,000 +

Based on the above information, I hereby represent and warrant that:

(a)	my net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and I expect it to be more than $200,000 in the current calendar year;

(b)	my net income before taxes combined with that of my spouse was more than $300,000 in each of the 2 most recent calendar years, and I expect that our combined net income before taxes to be more than $300,000 in the current calendar year;

(c)	I either alone or with my spouse, beneficially own financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, is more than $1,000,000; or

(d)	I either alone or with my spouse, have net assets of at least $5,000,000.

My commitment to investments which are not readily marketable is reasonable in relation to my net worth. I meet at least one of the criteria for an “accredited investor” under National Instrument 45-106.

The foregoing representations and warranties and all other information which I have provided to the Corporation concerning myself and my financial condition are true and accurate as of the date hereof. If in any respect, such representations, warranties, or information shall not be true and accurate, I will give written notice of such fact to the Corporation immediately prior to Closing specifying which representations, warranties or information are not true and accurate, and the reasons therefor.

13.

I understand that the information contained herein is being furnished by me in order for the Corporation to determine my suitability as an accredited investor, may be accepted by the Corporation in light of the requirements of National Instrument 45-106 and that the Corporation will rely on the information contained herein for purposes of such determination.

14.

EXHIBIT 3

CERTIFICATE FOR SUBSCRIBERS PURCHASING UNDER THE “FAMILY, FRIENDS AND BUSINESS
ASSOCIATES” EXEMPTION

TO: First Phosphate Corp. (the “Corporation”)

In connection with the purchase of securities (the “Securities”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber”), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	he/she has read the Subscription Agreement to which this Exhibit is attached and understands that the offering of the Securities is being made on a prospectus exempt basis;

2.	the Subscriber is, or has a direct relationship with, ___________________________ [please insert name], who is a director, executive officer or control person‚ of the Corporation or of an affiliateƒ of the Corporation;

3.	if the Subscriber is a close personal friend„ of such a director, executive officer or control person of the Corporation or of an affiliate, then the Subscriber has known such person for _________________ [length of time] and is in contact with such aforementioned person on a _________ basis [please indicate if daily/weekly/monthly/yearly/or longer basis];

4.	if the Subscriber is a close business associate… of such a director, executive officer or control person of the Corporation or of an affiliate, then the Subscriber has known such person for ___________________ [length of time], is in contact with such aforementioned person on a __________ basis [please indicate if daily/weekly/monthly/yearly/or longer basis]; and

5.	represents that he/she is one of the following:

IMPORTANT: PLEASE INITIAL THE CATEGORY OR CATEGORIES THAT DESCRIBES YOU

IN ADDITION, THE SUBSCRIBER MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM

ATTACHED AS APPENDIX B

(INITIAL)
(a) a director, executive officer or control person‚ of the Corporation or an affiliateƒ of the Corporation
(b) a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person‚ of the Corporation or an affiliateƒ of the Corporation
(c) a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control‚ person of the Corporation or an affiliateƒ of the Corporation
(d) a close personal friend„ of a director, executive officer or control person‚ of the Corporation or an affiliateƒ of the Corporation
(e) a close business associate… of a director, executive officer or control person‚ of the Corporation or an affiliateƒ of the Corporation
(f) a founder† of the Corporation or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend„ or close business associate… of a founder† of the Corporation
(g) a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder† of the Corporation
(h) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g)
(i) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons or companies described in paragraphs (a) to (g)

          For the purposes of National Instrument 45-106 and this Certificate, an executive officer means, for an issuer, an individual who is: (a) a chair, vice-chair or president, (b) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (c) performing a policy-making function in respect of the issuer.

15.

‚          For the purposes of National Instrument 45-106 and this Certificate, a person (first person) is considered to control another person (second person) if: (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

ƒ          For the purposes of National Instrument 45-106 and this Certificate, an issuer is an “affiliate” of another issuer if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person.

„          For the purposes of National Instrument 45-106 and this Certificate, the term “close personal friend” is an individual who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term “close personal friend” can include a family member who is not already specifically identified in the exemptions if the family member satisfies the criteria described above. The relationship between the individual and the director, executive officer, founder or control person must be direct. An individual is not a “close personal friend” solely because the individual is: a relative; a member of the same club, organization, association or religious group; or a client, customer, former client or former customer; a co-worker, colleague or associate at the same workplace; a mere acquaintance; or connected through some form of social media, such as Facebook, Twitter or LinkedIn.

…          For the purposes of National Instrument 45-106 and this Certificate, the term “close business associate” is an individual who has had sufficient prior business dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness. An individual is not a “close business associate” solely because the individual is a member of the same club, organization, association or religious group; or a client, customer, former client or former customer; a co-worker, colleague or associate at the same workplace; a mere acquaintance, or connected through some form of social media, such as Facebook, Twitter or LinkedIn. A relationship that is primarily founded on participation in an internet forum is not considered to be that of a close business associate.

†          For the purposes of National Instrument 45-106 and this Certificate, the term “founder” means, in respect of an issuer, a person who, (a) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and, (b) at the time of the distribution or trade is actively involved in the business of the issuer.

Dated: _________________________, 2023

Print name of Subscriber (If Subscriber is a corporation, print name of corporation)

By:
Signature

If Subscriber is a corporation, print name of Authorized Signing Officer

If Subscriber is a corporation, print title of Authorized Signing Officer

The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in the Subscription Agreement or in this this Certificate which takes place prior to the Closing.

By completing this certificate, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

FOR A DEFINITION OF CERTAIN TERMS USED HEREIN, PLEASE REFER

TO THE SCHEDULE B – DEFINITIONS

16.

APPENDIX B - RISK ACKNOWLEDGEMENT FORM

FOR FAMILY, FRIEND AND BUSINESS ASSOCIATE INVESTORS

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Units (each consisting of one Share and one half of one Warrant)		Issuer: First Phosphate Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:			Your initials
Risk of loss – You could lose your entire investment of $___________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:			Your initials
A) You are:
1) [check all applicable boxes]
	[ ]	a director of the issuer or an affiliate of the issuer
	[ ]	an executive officer of the issuer or an affiliate of the issuer
	[ ]	a control person of the issuer or an affiliate of the issuer
	[ ]	a founder of the issuer
OR
2) [check all applicable boxes]
	[ ]	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
	[ ]	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above

B)    You are a family member of ____________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: ____________________.

You are the ____________________ of that person or that person’s spouse.

[Instruction: To qualify for this investment, the person listed above must be (a) your spouse or (b) your or your spouse’s parent, grandparent, brother, sister, child or grandchild.]

17.

C)    You are a close personal friend of ____________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: ____________________

You have known that person for _____ years.

D)    You are a close business associate of ____________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________

You have known that person for _____ years

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer
[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]
By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]
[ ]	family relationship as set out in section 3B of this form
[ ]	close personal friendship as set out in section 3C of this form
[ ]	close business associate relationship as set out in section 3D of this form
First and last name of contact person [please print]:
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

British Columbia
First Phosphate Corp.
1055 West Georgia Street
1500 Royal Centre, P.O. Box 11117
Vancouver, British Columbia V6E 4N7

Bennett Kurtz, CFO & Director
Telephone: 416 200-0657
Email:  bennett@firstphosphate.com

Québec First Phosphate Corp. 1000 Rue Sherbrooke Ouest #2700 Montréal, Québec H3A 3G4 Bennett Kurtz, CFO & Director Telephone: 416 200-0657 Email: bennett@firstphosphate.com
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.
Signature of executive officer of the issuer (other than the purchaser):	Date:

18.

EXHIBIT 4

TERM SHEET

FIRST PHOSPHATE CORP.

Private Placement – April 2023

Issuer:	First Phosphate Corp. (“First Phosphate” or the “Corporation”).

Listing:	The Corporation’s common shares currently trade under the ticker symbol “PHOS” on the Canadian Securities Exchange (“CSE”).

Offering:

Private placement of:

(i)       1,428,571 hard-dollar units (each, a “Hard-Dollar Unit”); and

(ii)      1,250,000 flow-through units (each, a “Flow-Through Unit”).

Collectively the Hard-Dollar Unit and Flow-Through Unit shall be known as the “Offered Securities”.

Issue Price:	$0.70 per Hard-Dollar Unit and $0.80 per Flow-Through Unit.

Offering Size:	Up to $1,000,000 in Hard-Dollar Units and up to $1,000,000 in Flow-Through Units, or such greater amount as the Corporation may determine.

Securities:

Each Hard-Dollar Unit will be comprised of one (1) common share in the capital of the Corporation on a “non-flow-through” basis (a “Share”) and one half of one (1/2) Share purchase warrant (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one (1) additional Share at a price of $1.25 for 36 months following the Closing Date (as defined below), subject to the Accelerated Expiry (as defined below).

Each Flow-Through Unit will be comprised of one (1) flow-through Share (a “Flow-Through Share”) and one half of one (1/2) Warrant.

Accelerated Expiry of Warrants:	If the volume weighted average trading price of the Shares on the CSE for any 5 consecutive trading days equals or exceeds $2.00, the Corporation may, upon issuing a press release, accelerate the expiry date of the Warrants to the date that is 30 days following the date of such press release (the “Accelerated Expiry”).

Offering Procedure:	Non-brokered private placement to accredited investors (as defined in National Instrument 45-106 Prospectus Exemptions) and other eligible subscribers in in all provinces of Canada, accredited investors (as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”)) pursuant to an exemption from the registration requirements of the 1933 Act, and, eligible investors in other eligible foreign jurisdictions (other than Canada and the United States) pursuant to applicable private placement exemptions under applicable securities laws in such jurisdictions provided that the Corporation may, in its sole discretion, accept or reject any subscription from any such purchaser in whole or in part.

Use of Proceeds and Tax Considerations:

The net proceeds received from the Offering will be used for exploration and development activities, working capital and for general corporate purposes.

The aggregate gross proceeds raised from the issuance of the Flow-Through Units (the “Commitment Amount”) will be used for general exploration expenditures, related to the Corporation’s projects in Québec, on or before December 31, 2024, which will constitute Canadian exploration expenses (within the meaning of subsection 66(15) of the Income Tax Act (Canada) and section 359.1 of the Taxation Act (Québec)), that will qualify as “flow through mining expenditures” within the meaning of the Income Tax Act (Canada) (the “Qualifying Expenditures”). The Corporation shall renounce all the Qualifying Expenditures in favour of the subscribers of the Flow-Through Units effective December 31, 2023. In addition, with respect to Québec resident subscribers who are eligible individuals under the Taxation Act (Québec), the Canadian exploration expenses will also qualify for inclusion in the “exploration base relating to certain Québec exploration expenses” within the meaning of section 726.4.10 of the Taxation Act (Québec) and for inclusion in the “exploration base relating to certain Québec surface mining expenses or oil and gas exploration expenses” within the meaning of section 726.4.17.2 of the Taxation Act (Québec). The Qualifying Expenditures so incurred to the initial purchasers of the Flow-Through Units, in an aggregate amount not less than the Commitment Amount, and, if the Qualifying Expenditures are reduced by the Canada Revenue Agency, the Corporation will indemnify each Flow-Through Unit subscriber for any additional taxes payable by such subscriber as a result of the Corporation’s failure to renounce the Qualifying Expenditures in accordance with the terms of the Subscription Agreement (as defined below).

19.

Hold Period:

Pursuant to the National Instrument 45-102, Resale of Securities, securities issued pursuant to the Offering shall be subject to a restricted resale period of four months and one day commencing on the Closing Date.

The securities issued pursuant to the Offering are not, and will not be, registered under the 1933 Act. Accordingly, securities acquired by US buyers will be subject to additional restrictions on resale under the 1933 Act.

Finder’s Fee:	Eligible finders will be paid a fee consisting of 8%, in cash, of the gross proceeds raised from subscribers introduced by them, and will receive such number of finder warrants (“Finder Warrants”) as is equivalent to 8% of the number of Hard-Dollar Units and/or Flow-Through Units, as applicable issued to subscribers introduced by them. Each Finder Warrant shall entitle the holder thereof to purchase one Share at a price of $1.25 for 36 months following the Closing Date, subject to the same Accelerated Expiry provisions of the Warrants as set out above.

Subscription Agreements:	The terms and conditions governing the Offering and other matters related to the Offering will be set out in the respective subscription agreements with purchasers of the Offered Securities (“Subscription Agreements”). In the event of any discrepancy between the terms described herein and the those contained in the Subscription Agreements, the Subscription Agreements will govern.

Closing Date:	On or before April 21, 2023 (the “Closing Date”) or such other date or dates as may be determined by the Corporation. Closing may be completed in one or more tranches.

20.

SCHEDULE A

TERMS AND CONDITIONS OF SUBSCRIPTION

Terms of the Offering

1.           The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that this subscription is subject to acceptance by the Corporation in whole or in part, in its sole and absolute discretion, whether or not acting reasonably.

2.           The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that there is no minimum number of Units that must be subscribed for under the Offering for the Offering to close and therefore the subscription amount tendered herewith may be releasable to the Corporation on the Closing Date notwithstanding the number of Units issued pursuant to the Offering.

3.           The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that the Corporation may pay a commission or finder’s fee to persons who assist in the introduction of investors to the Corporation, which without limiting the foregoing may include sales commissions up to eight percent (8%) of the gross proceeds of the Offering and the Corporation may agree to grant such number of selling compensation warrants (the “Compensation Warrants”) as is equal to eight percent (8%) of the Units sold pursuant to the Offering which shall be issued on the Closing Date of the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one (1) common share at a price of $1.25 for 36 months following the Closing Date (as defined herein, subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter).

4.           The Subscriber further acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Principal) that following the issuance of Units, funds will be immediately available for use by the Corporation. The Subscriber authorizes the Corporation to treat any funds advanced to the Corporation directly as an interest free loan until the Closing.

5.           The Subscriber acknowledges that this subscription forms part of a larger offering of up to 1,428,571 Units by the Corporation for gross proceeds of up to $1,000,000 and 1,250,000 flow-through units (“Flow-Through Units”) for gross proceeds of up to $1,000,000, each, on a non-brokered private placement basis. The Corporation’s acceptance of this Subscription Agreement is not subject to any minimum subscription for the Units or the Flow-Through Units. The Subscriber acknowledges that the Corporation may increase the size of the offering to such greater amount as the Corporation may determine, and that closing may be completed in one or more tranches.

Description of Securities

6.           Each Unit consists of one Share and one half of one Warrant.

7.           Each whole Warrant will entitle the Subscriber to purchase one Warrant Share at a price of $1.25 for 36 months following the Closing Date (the “Expiry Date”, subject, if applicable, to the Accelerated Expiry Date (as defined hereinafter)).

8.           In the event that the volume weighted average trading price of the common shares of the Corporation on the Canadian Securities Exchange equals or exceeds $2.00 for any five (5) consecutive trading days, the Corporation shall be entitled to, upon issuing a press release (the “Notice”), accelerate the Expiry Date to the date that is not less than 30 days following such Notice (the “Accelerated Expiry Date”).

9.           The Shares, the Warrants and, when applicable, the Warrant Shares are sometimes, collectively or individually, referred to herein as the “Securities”.

Representations and Warranties of the Corporation

10.         The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Securities to the Subscriber;

(b)	this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms;

21.

(c)	the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Securities, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement to which the Corporation is a party or by which it is bound; and

(d)	the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.

Representations, Warranties and Covenants of the Subscriber

11.         The Subscriber (on its own behalf and, if applicable, on behalf of the Disclosed Principal) represents, warrants, acknowledges and covenants to the Corporation and its counsel (and acknowledges that they are relying thereon) both at the date hereof and at the Closing Time (as herein defined) that:

(a)	it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities, except in accordance with limited exemptions under applicable securities legislation until expiry of the applicable restricted period and compliance with the other requirements of applicable law, (including such legend(s) required by United States securities laws for Subscribers resident in the United States, as described in Schedule D hereto), to be substantially as follows and it agrees that:

(i)	Any certificates, or an ownership statement issued under a direct registration system, representing the Shares and the Warrant Shares, if applicable, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE].”

(ii)	Any certificates, or an ownership statement issued under a direct registration system, representing the Warrants will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE].”

“THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (TORONTO TIME) ON [DATE THAT IS 36 MONTHS AFTER CLOSING DATE].”

(b)	other than the investor presentation dated March 27, 2023 provided to the Subscriber in connection with the Offering, it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation and is publicly available on the website www.sedar.com) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Securities;

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or other means of telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Securities;

22.

(d)	it is purchasing the Securities as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and if the Subscriber is acting for a Disclosed Principal, such Disclosed Principal is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to resale or distribution, and is resident in the jurisdiction set forth in the Subscription Agreement as the “Disclosed Principal’s Address” of the Disclosed Principal, and either:

(i)	the Securities have an acquisition cost to the Subscriber of not less than $150,000 paid in cash at the time of the trade;

(i)	unless the Subscriber is a U.S. Purchaser, the Subscriber is an Accredited Investor and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement with Appendix A to Exhibit 2 and, as the case may be, Appendix A1 to Exhibit 2 and Appendix A2 to Exhibit 2, completed;

(ii)	the Subscriber is purchasing under the “Family, Friends and Business Associates” exemption and has concurrently executed and delivered a certificate in the form attached as Exhibit 3 to this Subscription Agreement with Appendix B to Exhibit 3, completed;

(iii)	the Subscriber (or any Disclosed Principal) is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which have been enclosed herewith by the Subscriber) available to the Subscriber under applicable securities legislation of the jurisdiction of the Subscriber’s residence and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation or its counsel may request; or

(iv)	if you are a U.S. Purchaser, complete and execute the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule D;

(e)	if the Subscriber is resident in or otherwise subject to applicable securities laws of a jurisdiction other than Canada or the United States, the Subscriber confirms, represents and warrants that:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) and which would apply to the acquisition of the Securities;

(ii)	the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

(iii)	the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities;

(iv)	the purchase of the Securities by the Subscriber does not trigger:

(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

(v)	the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (ii), (iii) and (iv) above to the satisfaction of the Corporation acting reasonably;

(f)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities; and

(iv)	the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Securities through a person or company registered to sell Securities under applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

23.

(g)	it is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state, and, unless the Subscriber has executed and delivered Schedule D hereto, these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states. The Subscriber acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(h)	unless the Subscriber has executed and delivered Schedule D hereto, the Securities have not been offered to the Subscriber in the United States, and the individuals executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(i)	unless the Subscriber has executed and delivered Schedule D hereto, it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Securities on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person;

(j)	it undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(k)	if the Subscriber is a corporation, partnership, unincorporated association or other entity, it has the legal capacity and competence to enter into and be bound by this Subscription Agreement and to perform all of its obligations hereunder, and if it is a body corporate, it is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(l)	if the Subscriber is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto;

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(n)	in the case of a subscription by it for Securities acting as agent for a Disclosed Principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such Disclosed Principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such Disclosed Principal and the Subscriber acknowledges that the Corporation is required by law to disclose to certain principal regulatory authorities the identity of the Disclosed Principal for whom the Subscriber may be acting;

(o)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, the Disclosed Principal is able to bear the economic risk of loss of its investment;

(p)	it has relied solely upon the investor presentation of the Corporation dated March 27, 2023 and publicly available information relating to the Corporation available to the public via the System for Electronic Document Analysis and Retrieval (SEDAR), and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, such investor presentation and publicly available information having been relied upon by the Subscriber and acknowledges that the Corporation’s counsel, Garfinkle Biderman LLP, are acting as counsel to the Corporation and not as counsel to the Subscriber;

(q)	it has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public;

24.

(r)	the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required by any securities commission, stock exchange or other regulatory authority;

(s)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound;

(t)	none of the funds the Subscriber is using to purchase the Securities represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s (and if applicable, the Disclosed Principal’s) name and other information relating to this Subscription Agreement and the Subscriber’s (and if applicable, the Disclosed Principal’s) subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or the Subscriber’s jurisdiction of residence and domicile, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(u)	the Subscriber acknowledges that it is solely responsible for and has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Securities and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement, and that the Corporation’s legal counsel, Garfinkle Biderman LLP, is not acting as counsel for the Subscriber;

(v)	neither the Corporation nor any party affiliated with the Corporation has made any written or oral representations: (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the payment or any portion thereof; or (iii) as to the future price or value of the Securities;

(w)	the Subscriber does not act jointly or in concert with any other person for the purposes of the acquisition of the Securities;

(x)	if the Subscriber, or any person for whom it is contracting hereunder, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Subscriber or such person was not created and is not being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus and registration exemption (including but not limited to the “Minimum Investment Amount” exemption provided under section 2.10 of National Instrument 45-106 or as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of National Instrument 45-106) and it pre-existed the Offering and has a bona fide purpose other than investment in the Securities; and

(y)	upon completion and acceptance by the Corporation of this Subscription Agreement, the aggregate subscription price arising from the subscription for Units is immediately released to the Corporation.

Closing

12.         The Subscriber agrees to deliver to the Corporation, not later than 48 hours before the Closing Date, this duly completed and executed Subscription Agreement in accordance with the “Instructions” appearing on the cover page and payment of the subscription price of the Units.

13.         The sale of the Units pursuant to this Subscription Agreement will be completed at the offices of the Corporation’s legal counsel in Toronto, Ontario at such time as the Corporation may agree (the “Closing Time”) on such date or dates as the Corporation may agree (the “Closing Date”). At the Closing Time, the Subscribers shall have delivered and the Corporation shall have received all completed subscription agreements and payment of the aggregate subscription price, against delivery by the Corporation of a certificate or ownership statement issued under a direct registration system representing the Shares and the Warrants.

14.         The Corporation shall be entitled to rely on delivery of an electronic copy of executed Subscription Agreements, and acceptance by the Corporation of such electronic Subscription Agreements shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. If less than a complete copy of this Subscription Agreement is delivered to the Corporation prior to or at Closing, the Corporation is entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing unaltered. The Subscriber hereby authorizes the Corporation to correct any minor errors in, or complete any minor information missing from any part of this Subscription Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Corporation in connection with this Subscription Agreement. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

25.

Conditions of Closing

15.         The Corporation acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Corporation contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and upon the Subscriber (or any other entity designated by the Subscriber herein) having received from the Corporation definitive certificates, or ownership statements issued under a direct registration system, in respect of the Shares and the Warrants.

16.         The Subscriber acknowledges that the Corporation’s obligation to sell the Units to the Subscriber is subject to, among other things, the following conditions:

(i)	the Subscriber having complied with the conditions set forth in section 13 hereof;

(ii)	the fulfilment at or before the Closing Time of each of the conditions of the Closing set out herein;

(iii)	the Corporation having obtained all required regulatory approvals to permit the completion of the transactions contemplated hereby;

(iv)	the issue and sale and delivery of the Shares and Warrants comprising the Units being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable securities laws, including Ontario Securities Commission Rule 14-501 – Definitions) or any similar document under applicable securities laws and other applicable securities laws relating to the sale of the Shares and Warrants comprising the Units, or that the Corporation has received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or any similar document;

(v)	the Corporation being a “reporting issuer” (as that term is defined under applicable securities laws), at the Closing Date in a jurisdiction in Canada; and

(vi)	the representations and warranties of the Subscriber being true and correct as at the Closing Time.

The Subscriber and each beneficial subscriber, if any, acknowledges and agrees that as the sale of the Subscriber’s Units will not be qualified by a prospectus, such sale is subject to the condition that the Subscriber (or, if applicable, any beneficial subscribers for whom the Subscriber is contracting hereunder) sign and return to the Corporation all relevant documentation required by securities laws.

The Subscriber and each beneficial subscriber, if any, for whom the Subscriber is acting as agent or trustee acknowledges and agrees that the Corporation will be required to provide to the securities commissions a list setting out the identities of the beneficial subscribers of the Units. Notwithstanding that the Subscriber may be purchasing Units as an agent on behalf of an undisclosed principal (if permissible under the relevant securities laws), the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing and securities laws.

17.         Acceptance or Rejection. The Corporation will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Subscriber and each beneficial subscriber, if any, acknowledges and agrees that the acceptance of this offer will be conditional upon the issue and sale of the Subscriber’s Units to the Subscriber and each beneficial subscriber, if any, being exempt from any prospectus requirements of securities laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Corporation will be deemed to have accepted this offer upon the Corporation’s acceptance of this Subscription Agreement and the delivery to the Subscriber (or other entity designated by the Subscriber) at the Closing of the certificates representing the Shares and Warrants comprising the Subscriber’s Units (or ownership statements issued under a direct registration system). The Subscriber acknowledges that the Corporation’s acceptance of this subscription is not subject to any minimum subscription for the Offering.

26.

18.         If this Subscription Agreement is rejected in whole, the Subscriber and each beneficial subscriber, if any, for whom the Subscriber is acting as agent or trustee, understands that any funds delivered by the Subscriber to the Corporation representing the payment for the Subscriber’s Units will be promptly returned to the Subscriber by the Corporation, without interest or deduction. If this Subscription Agreement is accepted only in part, the Subscriber understands that a cheque representing the portion of the payment for that portion of its subscription for Subscriber’s Units that is not accepted will be promptly delivered to the Subscriber by the Corporation, without interest or deduction.

General

19.         The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Securities. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Securities and the Subscriber agrees to indemnify the Corporation and its directors, officers, partners, employees and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at its head office, attention of the President, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

20.         The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

21.         This Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation, preparing and registering certificates (or an ownership statement issued under a direct registration system) representing the Securities to be issued to the Subscriber and completing filings required by taxation authorities and any stock exchange or securities regulatory authority. Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. The Subscriber’s (and if applicable, the Disclosed Principal’s) personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) taxation authorities, and (d) any of the other parties involved in the Offering, including legal counsel. By executing this Subscription Agreement, the Subscriber (and if applicable, the Disclosed Principal) is deemed to be consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber’s personal information. The Subscriber (and if applicable, the Disclosed Principal) also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. Should the Subscriber have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the securities commissions’ indirect collection of personal information is provided on Schedule C attached hereto.

22.         The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario. Time shall be of the essence hereof.

23.         This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

24.         The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

27.

25.         Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

26.         The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

27.         The Subscriber, on its own behalf and, if applicable, on behalf of the Disclosed Principal, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of the Disclosed Principal.

28.         The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

29.         All notices to be given pursuant to this Agreement shall be given by registered mail, email or telecopier to the addresses given herein.

30.         In this Subscription Agreement (including Exhibits), references to “$” or “Cdn. $” are to Canadian dollars.

28.

SCHEDULE B

DEFINITIONS

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“Control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“Debt security” means any bond, debenture, note or similar instrument representing indebtedness, whether secured or unsecured;

“Diluted” means the total amount of listed shares held by the beneficial holder following the “Undiluted” calculation and any listed shares which would be issued to that beneficial holder on closing if all securities convertible into listed shares (including warrants and convertible securities) and issued under the Offering were converted on closing;

“Director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company; “Eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“Executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer other than the individuals referred to in subparagraph (i) and (ii);

“Financial assets” means

(a)	cash,

29.

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

The value of the Subscriber’s personal residence or other real estate is not included in the calculations of financial assets. These financial assets are generally liquid or relatively easy to liquidate.

“Founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“Foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“Fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“Insider” means

(a)	a director or senior officer of an issuer;

(b)	a director or senior officer of a company that is an Insider or subsidiary of an issuer;

(c)	a person who beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all Voting Shares of an issuer; or

(d)	the issuer itself if it holds any of its own securities;

“Investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“Jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“National Instrument 45-106” means National Instrument 45-106 - Prospectus Exemptions adopted by the Canadian Securities Administrators;

“Person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“Pro Group” means

(a)	Subject to subparagraphs (b), (c) and (d) and (e) “Pro Group” shall include, either individually or as a group:

(i)	the Member;

(ii)	employees of the Member;

(iii)	partners, officers and directors of the Member;

(iv)	Affiliates of the Member; and

(v)	Associates of any parties referred to in subparagraphs (i) through (iv).

(b)	The Exchange may, in its discretion, include a Person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the Person is not acting at arm’s length to the Member; and

30.

(c)	The Exchange may, in its discretion, exclude a Person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the Person is acting at arm’s length of the Member;

(d)	The Exchange may deem a Person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the Exchange determines that:

(i)	the Person is an affiliate or associate of the Member is acting at arm’s length of the Member;

(ii)	the associate or affiliate has a separate corporate and reporting structure;

(iii)	there are sufficient controls on information flowing between the Member and the associate or affiliate; and

(iv)	the Member maintains a list of such excluded Persons;

“Promoter” means

(a)	a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of an issuer; or

(b)	a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of an issuer, directly or indirectly, receives in consideration of services or property or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to applicable securities laws, or a person registered or otherwise required to be registered under the applicable securities laws.

“Related Person” has the meaning ascribed to such term in Policy 1 of the Policies and Procedures of the Canadian Securities Exchange.

“Related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“Spouse” means, an individual who

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“Subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“Undiluted” means the total amount of listed shares held by a beneficial holder, including listed shares purchased under the Offering, immediately on closing of the Offering; and

“Voting Shares” means a security of an issuer that:

(a)	is not a Debt security; and

(b)	carries a voting right under all circumstances or under same circumstances that have occurred and are continuing.

31.

SCHEDULE C

CONTACT INFORMATION – PROVINCIAL AND TERRITORIAL SECURITIES REGULATORY AUTHORITIES

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of information is as follows:

Alberta Securities Commission Suite 600, 250 - 5th Street SW Calgary, Alberta T2P 0R4 Telephone: (403) 297-6454 Toll free in Canada: 1-877-355-0585 Facsimile: (403) 297-2082

Office of the Superintendent of Securities
Government of Yukon

Department of Community Services
307 Black Street, 1st floor

Box 2703, C-6

Whitehorse, Yukon Y1A 2C6
Telephone: (867) 667-5466
Facsimile: (867) 393-6251
Email:Securities@gov.yk.ca

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre
701 West Georgia Street

Vancouver, British Columbia V7Y 1L2
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal &

Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

The Manitoba Securities Commission 500 - 400 St. Mary Avenue Winnipeg, Manitoba R3C 4K5 Telephone: (204) 945-2548 Toll free in Manitoba 1-800-655-5244 Facsimile: (204) 945-0330	Nova Scotia Securities Commission Suite 400, 5251 Duke Street Duke Tower P.O. Box 458 Halifax, Nova Scotia B3J 2P8 Telephone: (902) 424-7768 Facsimile: (902) 424-4625

Financial and Consumer Services
Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2
Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222
Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Ontario Securities Commission

20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect
collection of information: Inquiries Officer

32.

Autorité des marchés financiers	Prince Edward Island Securities Office
800, Square Victoria, 22e étage	95 Rochford Street, 4th Floor Shaw Building
C.P. 246, Tour de la Bourse	P.O. Box 2000
Montréal, Québec H4Z 1G3	Charlottetown, Prince Edward Island C1A 7N8
Telephone: (514) 395-0337 or 1-877-525-0337	Telephone: (902) 368-4569
Facsimile: (514) 873-6155 (For filing purposes only)	Facsimile: (902) 368-5283
Facsimile: (514) 864-6381 (For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers);
fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 - 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: (306) 787-5879
Facsimile: (306) 787-5899

33.

SCHEDULE D

U.S. ACCREDITED INVESTOR CERTIFICATE

TO:	First Phosphate Corp. (the “Issuer”)

RE:	Purchase of Units of the Issuer

Capitalized terms not specifically defined in this Schedule D have the meanings ascribed to them in the Subscription Agreement to which this Schedule D is attached.

In connection with the purchase of Units of the Issuer by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the “Subscriber”, for the purposes of this Schedule D), the Subscriber hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

1.	The Subscriber is authorized to consummate the purchase of the Units;

2.	The Subscriber understands that the Units of the Issuer have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or under the securities (“blue sky”) laws of any state of the United States, and that the sale contemplated hereunder is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Rule 501(a) of the U.S. Securities Act (“U.S. Accredited Investors”) pursuant to available exemptions from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws;

3.	The Subscriber is purchasing the Units as principal for its own account, for investment purposes, and not with a view to any resale, distribution or other disposition of the Units in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject, nevertheless, to the disposition of its property being at all times within its control;

4.	The Subscriber understands and acknowledges that the Units are “restricted securities”, as such term is defined under Rule 144(a)(3) under the U.S. Securities Act, and the Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Units it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Units (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except:

(i)	to the Issuer; or

(ii)	outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(iii)	in accordance with the exemptions from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws of the United States; or

(iv)	in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities;

provided, however, that prior to any offer, sale or other transfer, pledge or hypothecation, pursuant to 4(iii) or 4(iv) above the Subscriber has furnished to the Issuer an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Issuer.

5.	it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Subscriber must initial on the appropriate line(s) writing “SUB” for the Subscriber and “BP” for each beneficial purchaser, if any):

(i)         A bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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(ii) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(iv) A director, executive officer, or general partner of the corporation of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the Issuer;

(v)       A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds US$1,000,000;

Note: For purposes of calculating “net worth” under this paragraph:

(a)  the person’s primary residence shall not be included as an asset;

(b)  indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(c)  indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act; or

(viii) An entity in which all of the equity owners are accredited investors;

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6.	The Subscriber understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the Units and all certificates issued in exchange therefor or in substitution thereof, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF FIRST PHOSPHATE CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE

U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, if the Units are being sold in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Issuer, or the Issuer’s registrar and transfer agent, as applicable, in the form as the Issuer may prescribe from time to time, together with any other evidence, which may include an opinion of counsel of recognized standing reasonably satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act, provided further, if any such securities are being sold pursuant to Rule 144, if available, the legend may be removed by delivering to the Issuer, or the Issuer’s registrar and transfer agent, as applicable, an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	The Subscriber has been furnished with all materials which the Subscriber has considered relevant to the investment and has had a full opportunity to ask questions of and to receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the investment, and the terms and conditions of the Subscriber’s subscription for Units;

8.	The Subscriber acknowledges that it has not purchased the Units through or as a result of any “directed selling efforts” (as defined in Regulation S promulgated under the U.S. Securities Act) or any “general solicitation” or “general advertising”, as such terms are used in Regulation D promulgated under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9.	The Subscriber understands and acknowledges that the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of re-sales of the Units;

10.	The Subscriber understands and acknowledges that (i) if the Issuer is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for re-sales of the Units and (ii) the Issuer is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for re-sales of the Units;

11.	The Subscriber understands and acknowledges that the Issuer has the right not to record a transfer by any person of Units in the United States unless it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws, and to instruct the registrar and transfer agent, if applicable, for the Units not to record a transfer by any person without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws;

12.	The Subscriber understands and acknowledges that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

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13.	The Subscriber acknowledges that it has had the opportunity to obtain independent legal, income tax and investment advice with respect to its subscription for the Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Schedule D and the Subscription Agreement to which it is annexed, and the Issuer does not bear any responsibility whatsoever for any such matter;

14.	The Subscriber acknowledges that it has been independently advised as to, or acknowledges that it is aware, and understands that the acquisition, holding and disposition of the Units may have tax consequences under the laws of both the United States and Canada, including, without limitation, with respect to the potential applicability of United States federal tax rules related to “passive foreign investment companies” (“PFIC”) and “qualified electing fund” (“QEF”) elections (as such terms are defined in the United States Internal Revenue Code of 1986, as amended), confirms that no representation has been made to it by or on behalf of the Issuer with respect thereto, and acknowledges and understands that it is its sole responsibility to determine and assess such tax consequences as may apply to its particular circumstances;

15.	The Subscriber acknowledges that the funds representing the Aggregate Subscription Price will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to the Aggregate Subscription Price and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Aggregate Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith;

16.	The Subscriber is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Issuer is organized under the laws of a jurisdiction outside of the United States; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Issuer and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and such officers and directors and it may be difficult to enforce any judgment against the Issuer;

17.	The Subscriber represents and warrants that the offer, sale and issuance of the Units is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

18.	The Subscriber agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this agreement and as of the Closing Date and will survive the completion of the issuance of the Units; and

19.	The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon in determining its suitability as a Subscriber of Units and the Subscriber agrees to indemnify the Issuer and its counsel against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

37.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

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